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                                                                     Exhibit 5.2
                                  [LETTERHEAD]


March 22, 2000

Grupo Iusacell, S.A. de C.V.
Prolongacion Paseo de la Reforma 1236
Colonia Santa Fe
Delegacion Cuajimaipa
05348 Mexico, D.F.,
Mexico

Ladies and Gentlemen:

We have acted as special Mexican counsel to Grupo Iusacell, S.A. de C.V. (formerly Nuevo Grupo Iusacell, S.A. de C.V.), a Mexican corporation (the "Company"), and in such capacity we have assisted the Company in the preparation of the Company's Registration Statement on Form F-3 (the "Registration Statement") being filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to U.S. $600,000,000 maximum aggregate offering price of (i) debt securities; (ii) common stock of the Company (the "Common Stock"); or (iii) American Depositary Shares representing Common Stock.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company's bylaws (estatutos sociales) and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and have relied upon the relevant facts stated therein.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that when (i) the specific terms of a particular debt security have been duly authorized by the Board of Directors of the Company and established in accordance with an indenture (and assuming such terms will not be contrary to Mexican law) and such debt security has been duly executed, authenticated, issued for value and delivered in accordance with an indenture, such debt security will be a binding obligation of the Company, enforceable against the Company in
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Grupo Iusacell, S.A. de C.V.                                              Page 2
March 22, 2000

accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity, and (ii) a new issuance of Common Stock is approved by the shareholders' meeting of the Company to represent a capital increase of the Company and (x) the Company's shareholders have waived their preferential rights to subscribe to such new issuance or have allowed such preferential rights to lapse in accordance with Mexican law, and (y) and such Common Stock has been registered in the Securities and Special Sections of the National Registry for Securities and Intermediaries of the Mexican National Banking and Securities Commission, such new Common Stock in respect of which no preferential rights were exercised may be offered for subscription outside of Mexico by the Company in the terms authorized by its shareholders' meeting or its estatutos sociales, and such Common Stock shall have been duly authorized and, when issued, subscribed and paid for in the manner authorized by the shareholders' meeting of the Company and contemplated by a supplement to the Registration Statement, will have been validly issued and will be fully paid and non-assessable.

No opinion is given herein with respect to any laws other than the federal laws of Mexico. This opinion shall be governed by and construed in accordance with the federal laws of Mexico. To the extent that the foregoing opinion may express conclusions as to matters of the laws of the State of New York, we have, with your permission and without any independent investigation, relied on the opinion of even date herewith of Clifford Chance Rogers & Wells, LLP.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name therein under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent in each instance.

Very truly yours,

/s/ De Ovando y Martinez del Campo, S.C.

De Ovando y Martinez del Campo, S.C.
By: Ana Maria Fernandez R.